UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-35701	72-1455213
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3151 Briarpark Dr., Suite 700

Houston, Texas 77042

(Address of principal executive offices, including zip code)

(713) 267-7600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

BHL Facility Agreement

On January 24, 2024 (the “Facility Agreement Signing Date”), Bristow Helicopters Limited (“BHL”), a subsidiary of Bristow Group Inc. (the “Company”), entered into a Facility Agreement (the “BHL Facility Agreement”) among BHL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee, pursuant to which the lenders have agreed to provide commitments in respect of a senior secured term loan facility in an aggregate principal amount of up to GBP 55,000,000 (the “BHL Term Loan Facility” and the term loans thereunder, collectively the “BHL Term Loan”). The BHL Facility Agreement was entered into in order to, among other things, finance or partially finance the BHL Aircraft (as defined below) to support the Company’s obligations under its contracts with the Department for Transport and the Maritime & Coastguard Agency of the United Kingdom (collectively, the “Department”). The borrowing of the funds under the BHL Term Loan Facility will be available until fifteen (15) months after the Facility Agreement Signing Date and may be drawn in up to four (4) draws. The borrowings under the BHL Term Loan Facility will be subject to perfection of liens on the BHL Aircraft Collateral (as defined below) and other customary borrowing conditions. The BHL Term Loan will mature on March 31, 2036.

Borrowings under the BHL Facility Agreement will bear interest at an interest rate equal to the Sterling Overnight Index Average plus 2.75% per annum. Interest will be paid monthly or quarterly in arrears, as selected by BHL. Upon receipt of a funding request, the agent shall prepare a repayment schedule so that BHL will repay the loan in equal consecutive quarterly installment payments commencing on the quarter-end date following the first utilization of a BHL Term Loan and ending on the maturity date. The BHL Facility Agreement also includes certain mandatory prepayment events, including if (i) any aircraft are subject to a final disposition, (ii) any aircraft are subject to an event of loss, or (iii) the Company’s contracts with the Department are terminated or partially terminated. Following the occurrence of a mandatory prepayment event, BHL may be required to repay the BHL Term Loan in the amount of (x) insurance proceeds related to any associated events of loss or (y) compensation proceeds related to a partial termination of the relevant contracts or, in respect of certain mandatory prepayment events, the agent may declare the loans immediately due and payable.

BHL’s obligations under the BHL Facility Agreement will be (i) guaranteed by each of the Company, Bristow Aircraft Leasing Limited (“BALL”) and Bristow U.S. Leasing LLC (“BULL”), and (ii) secured by (A) four (4) AgustaWestland AW139 helicopters (the “BHL Aircraft”), together with the engines, and other equipment and parts that may from time to time be installed on the BHL Aircraft and certain related assets (collectively, the “BHL Aircraft Collateral”), (B) five (5) AgustaWestland AW189 helicopters (the “BALL Aircraft”), together with the engines, and other equipment and parts that may from time to time be installed on the BALL Aircraft and certain related assets (collectively, the “BALL Aircraft Collateral”), and (C) three (3) Sikorsky S-92 helicopters (the “BULL Aircraft”), together with the engines, and other equipment and parts that may from time to time be installed on the BULL Aircraft and certain related assets (collectively, the “BULL Aircraft Collateral”). BHL will also guarantee the obligations under (i) the Facility Agreement, dated as of January 10, 2023, among BALL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee (the “BALL Facility Agreement”), and (ii) the Facility Agreement, dated as of January 10, 2023, among BULL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee (the “BULL Facility Agreement”).

In addition, the BHL Facility Agreement includes covenants that the Company considers customary for these types of facilities, including requirements to maintain, register and insure the BHL Aircraft Collateral and restrictions on the ability of BHL to incur additional liens on or sell the BHL Aircraft Collateral (except to the Company and its subsidiaries). BHL is also subject to an LTV ratio covenant which is tested annually and calculated on an aggregate basis with respect to the BHL Aircraft, the Other BULL Aircraft and the Other BALL Aircraft (each as defined in the BHL Facility Agreement) and the aggregate amounts outstanding under the BHL Facility Agreement, the BULL Facility Agreement and the BALL Facility Agreement (each as defined in the BHL Facility Agreement), beginning at 80% and reducing to 25% LTV over the course of the life of the BHL Term Loan.

The foregoing description of the BHL Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the BHL Facility Agreement, a copy of which is attached here as Exhibit 10.1 and is incorporated by reference herein.

BALL Facility Amendment

As previously disclosed, on January 10, 2023, BALL entered into a Facility Agreement (the “Existing BALL Facility Agreement”) among BALL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee, pursuant to which the lenders provided commitments to make a senior secured term loan in the amount of up to GBP 75,000,000, to be provided in a single tranche.

On January 27, 2023, the Utilisation Date (as defined in the Existing BALL Facility Agreement) occurred under the Existing BALL Facility Agreement, BALL borrowed an amount equal to GBP 67,688,418 and no commitments remained outstanding under the Existing BALL Facility Agreement.

On the Facility Agreement Signing Date, BALL entered into a Deed of Amendment and Restatement (the “BALL Amendment”) among BALL, as borrower, the Company as parent guarantor, BULL, BHL, the banks and financial institutions party thereto and National Westminster Bank Plc, pursuant to which the parties thereto agreed to amend and restate the Existing BALL Facility Agreement (as amended by the BALL Amendment, the “Amended BALL Facility Agreement”). The BALL Amendment was entered into in order to, among other things, amend and restate the Existing BALL Facility Agreement to include changes to reflect that BALL will be providing a guarantee of the BHL Term Loan and that BHL will be providing a guarantee of the term loan under the Amended BALL Facility Agreement. The amendment and restatement of the Existing BALL Facility Agreement will become effective upon the satisfaction of certain customary conditions precedent as described in the BALL Amendment.

The foregoing description of the BALL Amendment does not purport to be complete and is qualified in its entirety by reference to the BALL Amendment, a copy of which is attached here as Exhibit 10.2 and is incorporated by reference herein.

BULL Facility Amendment

As previously disclosed, on January 10, 2023, BULL entered into a Facility Agreement (the “Existing BULL Facility Agreement”) among BULL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee, pursuant to which the lenders provided commitments to make a senior secured term loan in the amount of up to GBP 70,000,000, to be provided in two tranches of up to GBP 40,000,000 and GBP 30,000,000.

On January 27, 2023, the Utilisation Date (as defined in the Existing BULL Facility Agreement) occurred under the Existing BULL Facility Agreement, and BULL borrowed the full GBP 70,000,000 available thereunder.

On the Facility Agreement Signing Date, BULL entered into a Deed of Amendment and Restatement (the “BULL Amendment”) among BULL, as borrower, the Company as parent guarantor, BHL, the banks and financial institutions party thereto and National Westminster Bank Plc, pursuant to which the parties thereto agreed to amend and restate the Existing BULL Facility Agreement (as amended by the BULL Amendment, the “Amended BULL Facility Agreement”). The BULL Amendment was entered into in order to, among other things, amend and restate the Existing BULL Facility Agreement to include changes to reflect that BULL will be providing a guarantee of the BHL Term Loan and that each of BALL and BHL will be providing a guarantee of the term loans under the Amended BULL Facility Agreement. The amendment and restatement of the Existing BULL Facility Agreement will become effective upon the satisfaction of certain customary conditions precedent as described in the BULL Amendment.

The foregoing description of the BULL Amendment does not purport to be complete and is qualified in its entirety by reference to the BULL Amendment, a copy of which is attached here as Exhibit 10.3 and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure

On January 24, 2024, the Company issued a press release announcing the signing of the BHL Facility Agreement as described in Item 1.01 of this Current Report on Form 8-K (this “report”). A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Facility Agreement, dated as of January 22, 2024, among BHL, as borrower, the banks and financial institutions party thereto and National Westminster Bank Plc.

10.2	Deed of Amendment and Restatement in respect of a Facility Agreement dated January 10, 2023, dated as of January 22, 2024, among BALL, as borrower, the Company as parent guarantor, BULL, BHL, the banks and financial institutions party thereto and National Westminster Bank Plc.

10.3	Deed of Amendment and Restatement in respect of a Facility Agreement dated January 10, 2023, dated as of January 22, 2024, among BULL, as borrower, the Company as parent guarantor, BHL, the banks and financial institutions party thereto and National Westminster Bank Plc.

99.1	Press Release dated January 24, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: January 24, 2024	By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President, Chief Financial Officer